Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion of our report dated February 14, 2006, which appears in this Amendment No. 1 to the Registration Statement on Form S-4/A of SRKP 6, Inc. (File No. 333-139141), relating to our audit of the consolidated financial statements of Vicor Technologies, Inc. as of and for the years ended December 31, 2005 and 2004. We also consent to the reference to us under the heading ‘‘Experts’’ in such Registration Statement.

January 5, 2007

/s/ Daszkal Bolton LLP

Daszkal Bolton LLP
Boca Raton, Florida